EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, Fernando Sanchez, Chief Financial Officer of the Company, certify that:

1. the accompanying Annual Report on Form 10-KSB/A of the Company for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively (the “Form 10-KSB/A”), fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the 10-KSB/A fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Fernando Sanchez
Fernando Sanchez
Chief Financial Officer

Date: April 12, 2004